UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 29, 2018

LIBERTY TAX, INC.

(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	001-35588 (Commission File Number)	27-3561876 (I.R.S. Employer Identification Number)

1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454

(Address of Principal Executive Offices)  (Zip Code)

(757) 493-8855

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Class A Directors

On May 29, 2018, Liberty Tax, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) whereby G. William Minner, Jr., Thomas Herskovits, Patrick A. Cozza and Lawrence Miller were elected as Class A Directors to the Company’s Board of Directors (the “Board”).

The Board appointed Mr. Minner to serve as a member of each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the Board, and designated him as Chairman of the Audit Committee, effective immediately.

The Board appointed Mr. Herskovits to serve as a member of each of the Audit Committee, the Nominating and Corporate Governance Committee, and the Strategic Planning Committee of the Board, and designated him as Chairman of the Nominating and Corporate Governance Committee and Strategic Planning Committee, effective immediately.

The Board appointed Mr. Cozza to serve as a member of the Audit Committee and the Compensation Committee of the Board, and designated him as Chairman of the Compensation Committee, effective immediately.

The Board appointed Mr. Miller to serve as a member of each of the Nominating and Corporate Governance Committee, the Compensation Committee and the Risk Committee of the Board, and designated him as Chairman of the Risk Committee, effective immediately.

As previously disclosed on the Form 8-K filed on March 22, 2018, Ross Longfield’s resignation became effective following the above referenced election of Class A Directors.

Class B Director Appointment

On May 29, 2018, John T. Hewitt, the Chairman of the Board and the sole holder of the Company’s Class B Common Stock, elected Nicole Ossenfort to serve on the Board effective immediately. The appointment of Ms. Ossenfort by Mr. Hewitt filled a vacancy created by the Board’s reduction of the total number of directors constituting the entire Board of Directors from eleven to nine and the subsequent election of two former Class B Director designees as Class A Directors. The Amended and Restated Certificate of Incorporation of the Company permits Mr. Hewitt, as the sole owner of all of the Class B Common Stock, to elect the Class B Director designees.

The Board appointed Ms. Ossenfort to serve as a member of the Risk Committee and Strategic Planning Committee of the Board, effective immediately.

The Company is or was a participant in the following related party transactions with Ms. Ossenfort for the fiscal years ended April 30 in 2017 (“Fiscal 2017”), 2018 (“Fiscal 2018”) and 2019 (“Fiscal 2019”):

Ossenfort Franchise. Ms. Ossenfort, together with her husband, Scott Ossenfort (together, with Ms. Ossenfort, the “Ossenforts”), jointly own a Company franchise through JL Enterprises. JL Enterprises borrows operating funds for working capital to operate the franchises each year. During Fiscal 2017, JL Enterprises borrowed operating funds in the amount of $351,658, which were fully repaid with interest by the end of Fiscal 2017. In addition, during Fiscal 2017 the Company recorded $234,820 of accounts receivable from JL Enterprises for royalties, advertising and financial product charges. At the end of Fiscal 2017, a balance of $14,424 remained outstanding and payable to the Company. During Fiscal 2018, JL Enterprises borrowed operating funds for working capital to operate the franchises in the amount of $243,888, of which $0 remained outstanding and payable to the Company as of the end of Fiscal 2018. In Fiscal 2018, the Company billed $234,562 of accounts receivable to JL Enterprises for royalties, advertising and financial product charges, of which a balance of $1,857 remained outstanding and payable to the Company as of the end of Fiscal 2018. In Fiscal 2019, the Company has billed $28,246 of accounts receivable to JL Enterprises for royalties, advertising and financial product charges. As of May 31, 2018, a balance of $19,525 remained outstanding and payable to the Company.

Ossenfort Area Developer. In January 2012, the Ossenforts acquired Area Developer (“AD”) territories covering Western South Dakota and Western Nebraska from the Company. A note of $429,246 was issued by the Company, and the outstanding principal balance was $208,266 as of the end of Fiscal 2017. On September 6, 2017, the Company entered into an agreement to re-acquire the AD territories from the Ossenforts for $268,000, of which $198,000 consisted of debt forgiveness on the note, with a balance of $34,852 payable to the Ossenforts on July 1, 2018.

In Fiscal 2017, the Company recorded $1,605 of accounts receivable from the Ossenforts for new franchise leads and interest, which along with prior year accounts receivable balances totaled $4,096 which remained unpaid at the end of Fiscal 2017. The Ossenforts earned $69,573 for their portion of franchise fees, royalties and interest in Fiscal 2017.

In Fiscal 2018, the Company recorded $166 of accounts receivable from the Ossenforts for new franchise leads and interest, which along with prior year accounts receivable balances were forgiven as a part of the agreement to re-acquire the AD territories. The Ossenforts earned $10,814 for their portion of franchise fees, royalties and interest in Fiscal 2018.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)	The Special Meeting was held on May 29, 2018.

(b)	The voting results of the proposals submitted to a vote of the Company’s stockholders at the Special Meeting are set forth below.

1)	Each of the following nominees for director was elected by the holders of the Company’s Class A Common Stock and the Company’s Special Voting Preferred Stock to serve until the next annual meeting of stockholders or until a respective successor is elected and qualified:

Director Name	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Patrick A. Cozza	8,232,934	165,503	0	2,262,358
Thomas Herskovits	8,056,531	341,906	0	2,262,358
Lawrence Miller	5,496,737	2,901,700	0	2,262,358
G. William Minner, Jr.	5,484,311	2,914,126	0	2,262,358

The following directors were elected by John T. Hewitt, as the holder of all of the Company’s Class B Common Stock, to serve until the next annual meeting of stockholders or until a respective successor is elected and qualified: Gordon D’Angelo, John T. Hewitt, Ellen M. McDowell, Nicole Ossenfort and John Seal.

2)	The proposal for the ratification of the appointment of Carr, Riggs & Ingram LLC as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2018 was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,065,153	54,641	2,741,001	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY TAX, INC.

Date: June 1, 2018	By:/s/ Nicole Ossenfort
Nicole Ossenfort
President and Chief Executive Officer